EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2006 relating to the consolidated financial statements of Nokia Corporation, which appears in Nokia Corporation's Annual Report on Form 20-F for the year ended December 31, 2005.



/s/ PricewaterhouseCoopers Oy
-----------------------------
PricewaterhouseCoopers Oy
Authorized Public Accountants
Helsinki, Finland
March 30, 2006